Exhibit 3.2

SECOND AMENDED AND RESTATED

BYLAWS

OF

NEW SENIOR INVESTMENT GROUP, INC.

a Delaware corporation

Dated: September 21, 2021

TABLE OF CONTENTS

A-1

A-2

SECOND AMENDED AND RESTATED

BYLAWS

OF

NEW SENIOR INVESTMENT GROUP, INC.

Adopted by the board of directors (the “Board”) of New Senior Investment Group Inc. on October 16, 2014, as amended and restated by the Board effective as of April 26, 2021, as further amended and restated by the Board effective as of September 21, 2021 (as amended and restated, the “Bylaws”).

ARTICLE I

REGISTERED AGENT AND OFFICE

The name and address of the corporation’s registered agent, which address is also the location of its registered office, in the State of Delaware are as follows:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

ARTICLE II

STOCKHOLDERS

Section 1. Annual Meetings. The annual meeting of the stockholders shall be held at such time and place and on such date in each year, within or without the State of Delaware, as may be determined by the Board as shall be designated in the notice of the meeting.

Section 2. Purposes of Annual Meeting. The annual meeting of the stockholders shall be held for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting, notice of which shall be given in the notice of the meeting.

Section 3. Failure to Elect Directors at Annual Meeting. If the election of directors shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the Board shall cause the election to be held at a special meeting of the stockholders as soon thereafter as convenient. At such meeting, the stockholders may elect directors and transact other business with the same force and effect as at an annual meeting.

Section 4. Special Meetings. Special meetings of the stockholders shall be held at such time and place and on such date in each year, within or without the State of Delaware, as may be determined by the person or persons calling the meeting and as shall be designated in the notice of the meeting. Special meetings of the stockholders may be called by the Board, the chairman of the board of directors, if one has been elected (the “Chairman”), or the President and shall be called by the Chairman, the President or the Secretary at the request in writing of stockholders owning at least one-fifth of the issued and outstanding shares of capital stock of the corporation entitled to vote for directors of the corporation. The person(s) calling a meeting pursuant to this Section 4 of Article II shall specify in writing when such a meeting is called the purposes thereof, and no business other than that so specified in such notice shall be considered at any special meeting.

Section 5. Notice of Meetings and Adjourned Meetings. Unless waived as provided below, and except as provided in Section 230 of the General Corporation Law of the State of Delaware, as may be amended from time to time (the “DGCL”), not less than ten nor more than 60 days before any stockholders’ meeting, the Chairman, the President, the Secretary or an Assistant Secretary shall give each stockholder entitled to vote at the meeting written notice of the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. Such notice shall be mailed to each stockholder at his address as it appears on the corporation’s records. When a meeting is adjourned to another time or place, notice need not be given if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken. If the adjournment is for a period of more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. Except as otherwise expressly provided by statute, no publication of any notice of a stockholders’ meeting shall be required. Any stockholder, either before or after any meeting, may waive in writing or by electronic transmission any notice required to be given by law or pursuant to these Bylaws.

Section 6. Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of the DGCL, the Third Amended and Restated Certificate of Incorporation, as it may be amended or supplemented (the “Certificate of Incorporation”) or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and such inability becomes known to the Secretary or an Assistant Secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 7. Quorum. Except as otherwise provided by law or the Certificate of Incorporation, the presence, in person or by proxy, of the holders of record of a majority of the shares of the capital stock of the corporation then issued and outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business to be considered at such meeting; provided, however, that no action required by law or by the Certificate of Incorporation or these Bylaws to be authorized as taken by the holders of a designated proportion of a particular class or series of shares may be authorized or taken by a lesser proportion; and provided, further, that if a separate class vote is required with respect to any matter, the holders of a majority of the outstanding shares of such class, present in person or by proxy, shall constitute a quorum of such class, and, except as otherwise provided by law or the Certificate of Incorporation, the affirmative vote of a majority of shares of such class so present shall be the act of such class. In the absence of a quorum at any meeting or any adjournment thereof, a majority of those present, in person or by proxy and entitled to vote, may adjourn the meeting from time to time. At any adjourned meeting at which a quorum is present, any business which might have been transacted at the meeting as originally called, may be transacted.

Section 8. Organization. Meetings of the stockholders shall be presided over by the Chairman, or if the Chairman is not present or one has not been elected, by the President, or, if neither the Chairman nor the President is present, by a chairman to be chosen by a majority in interest of the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the corporation, or in the Secretary’s absence, an Assistant Secretary, shall act as secretary of every meeting of the stockholders, but if neither the Secretary nor an Assistant Secretary is present, a majority in interest of the stockholders entitled to vote who are present in person or by proxy at the meeting shall choose any person present thereat to act as secretary of the meeting.

Section 9. Voting. Except as otherwise provided by law or the Certificate of Incorporation, and subject to the provisions of Section 4 and Section 5 of Article VI of these Bylaws, at every meeting of the stockholders, each stockholder of the corporation entitled to vote at the meeting shall have one vote, in person or by proxy, for each share of stock having voting rights held by the stockholder. Any stockholder entitled to vote may do so either in person or by proxy appointed pursuant to Section 212 of the DGCL, provided that a copy of the writing or transmission of the stockholder authorizing the proxy to act for the stockholder shall be delivered to the secretary of the meeting; provided, however, that no proxy shall be voted on after three years from its date unless the proxy provides for a longer period. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, all matters coming before any meeting of the stockholders shall be decided by the vote of a majority in interest of the stockholders present, in person or by proxy, at the meeting and entitled to vote, a quorum being present. Unless otherwise provided in the Certificate of Incorporation, voting at all elections for directors need not be by ballot and shall not be cumulative.

Section 10. List of Stockholders. A complete list of the stockholders entitled to vote at each meeting of the stockholders, arranged in alphabetical order and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary or other officer of the corporation having charge of the stock ledger, at least ten days before the meeting. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city, town or village where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, and the list shall be produced and kept at the time and place of the meeting during the whole time thereof for inspection by any stockholder who may be present.

Section 11. Inspectors. At any meeting of the stockholders, the Chairman, if one has been elected, or if not, the chairman of the meeting appointed pursuant to Section 8 of this Article II may, or upon the request of any one or more stockholders or proxies holding or representing not less than ten percent of the outstanding shares shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do all such other acts as are proper to conduct the election and voting with impartiality and fairness. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 12. Informal Action by Stockholders. Except as otherwise provided by the Certificate of Incorporation, any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a written consent, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 13. Remote Communications. If authorized by the Board, and subject to such guidelines as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communications, (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication; provided, that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

ARTICLE III

DIRECTORS

Section 1. Power, Number and Term of Directors. Except as otherwise provided by law or the Certificate of Incorporation, the property, affairs and business of the corporation shall be managed by the Board. The number of directors constituting the entire Board shall be not less than two, as fixed from time to time by resolution of either a majority of the stockholders entitled to vote on the election of directors, or a majority of the number of directors that, immediately prior to such proposed change, had been fixed in the manner prescribed by this Section 1 of Article III; provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office. Subject to Section 3 of Article II above, directors shall be elected at the annual meeting of the stockholders and each director shall be elected to the Board to serve for one year or until the director’s successor is elected and qualified or until the director’s earlier resignation or removal. If the number of directors is increased, the additional directors may be elected by a majority of the directors in office at the time of the increase, or if not so elected prior to the next meeting of the stockholders, the additional directors shall be elected by the stockholders. Directors need not be stockholders of the corporation.

Section 2. Quorum. A majority of the members of the Board in office shall constitute a quorum for the transaction of business; provided, however, a majority of directors then in office shall constitute a quorum for filling a vacancy on the board. If at any meeting of the Board a quorum shall not be present, a majority of the directors present may, without further notice, adjourn the meeting from time to time until a quorum shall have been obtained.

Section 3. Vacancies. In case one or more vacancies shall occur in the Board by reason of death, resignation or otherwise, except insofar as otherwise provided in the case of a vacancy or vacancies occurring by reason of removal by the stockholders, the remaining directors, although less than a quorum, may by a vote of the majority of the directors then in office elect a successor or successors for the unexpired term or terms.

Section 4. Meetings. Meetings of the Board, annual, regular and special, shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board or as may be specified in the notice of meeting. Regular meetings of the Board shall be held at such times as may from time to time be fixed by resolution of the Board, and no notice (other than the resolution) need be given as to any regular meeting. Special meetings may be held at any time upon the call of the Chairman, if one has been elected, the President, any Vice President or the Secretary, or any two directors, by oral, telegraphic, electronic transmission or written notice duly served on or sent or mailed to each director not less than 2 days before the meeting. An annual meeting of the Board shall be held without notice immediately after, and at the same place as, the annual meeting of the stockholders. Meetings may be held at any time without notice if all the directors are present or if, at any time before or after the meeting, those not present waive notice of the meeting in writing.

Section 5. Attendance by Communications Equipment. Unless otherwise restricted by the Certificate of Incorporation, members of the Board or of any committee designated by the Board may participate in a meeting of the Board or any such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other. Participation in any meeting by such means shall constitute presence in person at such meeting.

Section 6. Presumption of Assent. A director of the corporation who is present at a meeting of the Board at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to the action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward his written dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action.

Section 7. Committees. The Board may, in its discretion, by the affirmative vote of a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of the absent or disqualified member. Except as otherwise provided by law or these Bylaws, any committee, to the extent provided by resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation. No committee shall have or exercise the powers and authority of the Board with respect to filling vacancies on the Board or in any committee of the directors, amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, amending the Bylaws, or, unless a resolution of the Board setting forth the authority of the applicable committee expressly so provides, declaring a dividend or authorizing the issuance of stock. A majority of the members of a committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to discharge any committee.

Section 8. Dividends and Reserves. Subject to applicable law and the Certificate of Incorporation, the Board shall have full power to determine whether any, and if any, what part of any, funds legally available for the payment of dividends shall be declared in dividends and paid to the stockholders. The division of the whole or any part of funds legally available shall rest wholly within the lawful discretion of the Board, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise. The Board may set apart out of funds legally available for the payment of dividends a reserve or reserves for any proper purpose, and may from time to time, in its absolute judgment and discretion, increase, abolish, diminish and vary any reserve or reserves so set apart.

Section 9. Removal of Directors. At any duly called and held special meeting of the stockholders, any director or directors may, by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote in an election of directors, be removed from office, either with or without cause; provided, however, that, if the stockholders of the corporation are entitled under the provisions of the Certificate of Incorporation to exercise cumulative voting rights in the election of directors, then no removal shall be effective if the holders of that proportion of the shares of stock outstanding and entitled to vote for an election of directors as could elect to the full Board as then provided by these Bylaws the director or directors sought to be removed shall vote against removal. The successor or successors to any director or directors so removed may be elected by the stockholders at the meeting at which removal was effectuated. The remaining directors may, to the extent vacancies are not filled by election by the stockholders, fill any vacancy or vacancies created by the removal.

Section 10. Informal Action. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of the committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or the committee.

ARTICLE IV

WAIVER OF NOTICE

Whenever, by law, the Certificate of Incorporation or these Bylaws, notice is required to be given, a written waiver thereof, signed by the person entitled to notice, whether before or after the date of the meeting, shall be deemed equivalent to notice. Attendance of a person at a meeting of the stockholders, the Board or any committee designated by the Board shall constitute a waiver of notice of the meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or any committee designated thereby need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these Bylaws.

ARTICLE V

OFFICERS

Section 1. Number. At its annual meeting the Board shall elect a President and a Secretary and, from time to time, may elect a Chairman, a Chief Financial Officer, a Treasurer, one or more Vice Presidents and such Assistant Secretaries, Assistant Treasurers and other officers as the Board may deem proper, each of whom shall have such authority and perform such duties as are set forth in these Bylaws or any resolution of the Board from time to time not inconsistent with these Bylaws, and such implied authority as is required by the common law from time to time. Unless the Certificate of Incorporation otherwise provides, any number of offices may be held by the same person.

Section 2. Term and Removal. The term of office of each officer shall be one year or until the officer’s successor is elected and qualified or until the officer’s earlier resignation or removal, but any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the members of the Board then in office. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board.

Section 3. Chairman of the Board. The Chairman of the Board, if one has been elected, shall preside at all meetings of the stockholders and of the Board. In general, the Chairman shall perform such duties as may be prescribed by the Board from time to time.

Section 4. President. The President shall be the chief executive officer of the corporation and shall in general supervise and control all of the business and affairs of the corporation and shall also be the chief operating officer of the corporation and be subject to the direction and control of the Board. The President shall preside at all meetings of the stockholders and of the Board if a Chairman has not been elected or in the absence of the Chairman. The President shall have the authority to sign certificates for shares of the corporation, deeds, mortgages, bonds, contracts or other instruments which require the President’s signature, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed. In general, the President shall perform all duties incident to the office of President and chief administrative officer of the corporation and such other duties as may be prescribed by the Board from time to time.

Section 5. Vice Presidents. In the absence of the President or in the event of the President’s inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and the Vice President, when so acting, shall have all of the powers and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties as from time to time may be assigned to the Vice President by the Chairman, the President or the Board. The authority of Vice Presidents to sign in the name of the corporation certificates for shares of the corporation, deeds, mortgages, bonds, contracts or other instruments shall be coordinated with like authority of the President.

Section 6. Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the corporation, and shall perform such other duties as from time to time may be assigned to the Chief Financial Officer by the Chairman, the President or the Board.

Section 7. Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws. If required by the Board, the Treasurer shall give a bond for the faithful discharge of the Treasurer’s duties in such sum and with such surety or sureties as the Board shall determine. The Treasurer shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Chairman, if one has been elected, the President or the Board.

Section 8. Secretary. The Secretary shall: (a) keep records of corporate action, including the minutes of meetings of the stockholders and the Board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) sign, with the Chairman, if one has been elected, the President or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chairman, if one has been elected, the President or the Board.

Section 9. Assistant Treasurers and Assistant Secretaries. The Assistant Treasurers shall, if required by the Board, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board shall determine. The Assistant Secretaries as thereunto authorized by the Board may sign, with the Chairman, if one has been elected, the President or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board. The Assistant Treasurers and Assistant Secretaries in general shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the Chairman, if one has been elected, the President or the Board.

ARTICLE VI

STOCK CERTIFICATES

Section 1. Form and Execution of Stock Certificates. The shares of the corporation shall be represented by certificates, or shall be uncertificated. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the corporation represented by certificate shall be entitled to have a certificate signed by or in the name of the corporation by such officers as provided for in Section 158 of the DGCL certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 2. Transfers.

(a) Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

(b) In addition to any restrictions in the Certificate of Incorporation, the corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 3. Fixing the Date for Determination of Stockholders of Record. To determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or any other distribution or allotment of any rights, or entitled to exercise any rights, in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix in advance a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. To determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix in advance a record date, which shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. No record date shall precede the date upon which the resolution fixing such date is adopted by the Board. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting.

Section 4. Failure to Fix Record Date. If no record date is fixed in accordance with Section 4 of this Article VI:

(a) The record date for determining stockholders entitled to notice or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or if the notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to the place where the proceedings of the corporation are recorded and the custodian of such proceedings. When prior action by the Board is required by law, the record date shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 5. Lost, Stolen or Destroyed Stock Certificates. No stock certificate representing shares of the corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed except upon delivery to the corporation of such evidence as the Board may in its discretion require. The Board may also require a bond to be delivered to the corporation upon such terms and secured by such surety as the board shall deem fit.

Section 6. Transfer Agent and Registrar. The Board may appoint one or more transfer agents or one or more transfer clerks and one or more registrars and may require stock certificates, if any, to bear the signature or signatures of any of them.

Section 7. Examination of Books by Stockholders. The Board shall have power to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books and documents of the corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the corporation except as otherwise, and only to the extent, provided by law.

ARTICLE VII

INTEREST OF DIRECTORS OR OFFICERS

IN CERTAIN TRANSACTIONS

Section 1. Action or Criteria Required. No contract or transaction between the corporation and one or more of its directors or officers, and no contract or transaction between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because the vote of an interested director is counted for such purposes, if:

(a) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c) the contract or transaction is fair as to the corporation as to the time it is authorized, approved or ratified, by the Board, a committee thereof, or the stockholders.

Section 2. Effect of Quorum. Common or interested directors may be counted in determining the presence of a quorum at any meeting of the Board or of a committee thereof.

ARTICLE VIII

INDEMNIFICATION

Section 1. Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify and hold harmless to the fullest extent authorized by Delaware law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful..

Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

Section 3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.

Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 or Section 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application; provided, however, that such notice shall not be a requirement for an award of or a determination of entitlement to indemnification or advancement of expenses.

Section 6. Expenses Payable in Advance. To the fullest extent authorized by Delaware law, expenses (including attorneys’ and other professionals’ fees and disbursements and court costs) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 7. Non-exclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these Bylaws, any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of and advancement of expenses to the persons specified in Section 1 and Section 2 of this Article VIII shall be made to the fullest extent permitted by law, including as a result of any amendment of the DGCL expanding the right of corporations to indemnify and advance expenses. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise. The Corporation’s obligation, if any, to indemnify, to hold harmless, or to provide advancement of expenses to any indemnitee who was or is serving at its request as a director, officer, employee, agent or manager of another corporation, partnership, limited liability company, joint venture, trust or other enterprise or nonprofit entity (including service with respect to an employee benefit plan) shall be reduced by any amount such indemnitee actually collects as indemnification, holding harmless, or advancement of expenses from such other corporation, partnership, limited liability company, joint venture, trust or other enterprise nonprofit entity.

Section 8. Insurance. The Corporation may purchase and maintain at its expense insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII or Delaware law. Nothing contained in this Article VIII shall prevent the Corporation from entering into with any person any agreement that provides independent indemnification, hold harmless or exoneration rights to such person or further regulates the terms on which indemnification, hold harmless or exoneration rights are to be provided to such person or provides independent assurance of any one or more of the Corporation’s obligations to indemnify, hold harmless, and exonerate such person, whether or not such indemnification, hold harmless or exoneration rights are on the same or different terms than provided for by this Article VIII or is in respect of such person acting in any other capacity, and nothing contained herein shall be exclusive of, or a limitation on, any right to indemnification, to be held harmless, to exoneration or to advancement of expenses to which any person is otherwise entitled. The Corporation may create a trust fund, grant a security interest or use other means (including a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification and the advancement of expenses as provided in this Article VIII.

Section 9. Certain Definitions. For purposes of this Article VIII, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11. Contractual Rights. The rights conferred upon any person in this Article VIII shall be contract rights and such rights shall continue as to any person who has ceased to be a director, officer, employee, trustee or agent, and shall inure to the benefit of such person’s heirs, executors and administrators. A right to indemnification or to advancement of expenses arising under any provision of this Article VIII shall not be eliminated or impaired by an amendment, alteration or repeal of any provision of these Bylaws of this Corporation after the occurrence of the act or omission that is the subject of the proceeding for which indemnification or advancement of expenses is sought (even in the case of a proceeding based on such a state of facts that is commenced after such time).

Section 12. Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VIII), the Corporation shall not be obligated to indemnify any director or officer (or such director’s or officer’s heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board.

Section 13. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

Section 14. Severability. If this Article VIII or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, this Article VIII shall be deemed to be modified to the minimum extent necessary to avoid a violation of law and, as so modified, this Article and the remaining provisions hereof shall remain valid and enforceable in accordance with their terms to the fullest extent permitted by law.

ARTICLE IX

FISCAL YEAR

The fiscal year of the corporation shall be as determined by the Board. In the absence of such determination, the fiscal year of the corporation shall be the calendar year.

ARTICLE X

CORPORATE SEAL

The Board may provide a suitable seal, including duplicates thereof, containing the name of the corporation.

ARTICLE XI

AMENDMENTS

These Bylaws shall be subject to alteration, amendment or repeal, and new Bylaws, not inconsistent with any provision of law or the Certificate of Incorporation, may be made, by the affirmative vote of the holders of a majority in interest of the stockholders of the corporation present in person or by proxy at any annual or special meeting and entitled to vote thereat, a quorum being present. In addition, the Bylaws shall be subject to alteration, amendment or repeal, and new Bylaws, not inconsistent with any process of law or the Certificate of Incorporation, may be made, by the affirmative vote of a majority of the whole Board at any meeting thereof if, and only if, the power to make, amend, alter or repeal the Bylaws shall have been granted to the Board in the Certificate of Incorporation. Notice of the proposal to make, alter, amend or repeal the Bylaws of the corporation shall be included in the notice of such meeting of the Board or of the stockholders, as the case may be.

ARTICLE XII

ELECTRONIC RECORDS AND SIGNATURES

The corporation shall be permitted to keep, or cause to be kept, appropriate books and records with respect to the corporation’s business solely in electronic form. Facsimile or other electronic signatures shall be deemed acceptable and binding with respect to any agreement, document or certificate signed or executed by an authorized representative or authorized officer of the corporation.

17